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                                                                      EXHIBIT 23

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 20, 1998 included in Allied Capital Corporation's Annual Report to security holders. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                                         /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
March 24, 1997